UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 15, 2016

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

1.	On September 15, 2016, Cachet Financial Solutions, Inc. (the “Company”) issued to James L. Davis (i) 50,608 shares of the Company’s common stock upon the exercise of outstanding warrants, in consideration for $250,004 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 55,669 shares of the Company’s common stock at an exercise price of $4.94 per share. The shares and the warrants were issued to Mr. Davis in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D thereunder.

2.	On September 15, 2016, the Company issued to FLMM Ltd. (i) 30,365 shares of the Company’s common stock upon the exercise of outstanding warrants, in consideration for $150,003 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 33,402 shares of the Company’s common stock at an exercise price of $4.94 per share. The shares and the warrants were issued to FLMM Ltd. in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

3.	On September 15, 2016, the Company issued to Jon D. & Linda W. Gruber Trust (i) 54,419 shares of the Company’s common stock upon the exercise of outstanding warrants, in consideration for $268,578 in aggregate exercise proceeds, and (ii) replacement warrants to purchase 59,861 shares of the Company’s common stock at an exercise price of $4.94 per share. The shares and the warrants were issued to Jon D. & Linda W. Gruber Trust in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in paragraph 2 of Item 3.02 below is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

1.	The information provided in Item 1.01 above is incorporated herein by reference.

2.	On September 15, 2016, the Company entered into securities purchase agreements with two investors pursuant to which the Company issued to each investor convertible notes, due September 2017, in an aggregate principal amount of $50,000 and warrants to purchase 8,109 shares of the Company’s common stock, subject to adjustments, in exchange for an aggregate purchase price of $47,500 paid in cash by each such investor. The notes and the warrants were issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D thereunder. The notes are unsecured, do not bear any interest and are payable in full on September 15, 2017. Each investor may elect to convert the principal amount of the notes into shares of the Company’s common stock at any time before September 15, 2017 at a conversion price per share equal to the lower of $5.55 and 80% of the per share sale price of the Company’s common stock in the Company’s next underwritten public offering. The Company has the right to require each investor to convert the notes into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrants issued to each investor have an exercise price of $5.55 per share, subject to adjustments, and are exercisable for a five year period. In addition, under the securities purchase agreement with each investor, the Company is required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner it will be required to issue to each investor additional warrants to purchase shares of the Company’s common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to James L. Davis

10.2	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to FLMM Ltd.

10.3	Warrant to Purchase Common Stock, dated September 15, 2016, issued by the Company to Jon D. & Linda W. Gruber Trust

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 16, 2016

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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